UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-207383

ASSET SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Nevada	37-1780402
(State of incorporation)	(IRS Employer ID Number)

#501 Madison Avenue

14th Floor

New York, New York 10022

Address of Principle Executive Office

(212) 315-9705

Registrant’s telephone number, including area code

5 Garbary, Gdansk, Poland 80327
Address of Previous Executive Office

Date of Report (Date of earliest event reported):

January 18th, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On January 18th, 2017, Olaf Robak, the Company's President and CEO, executed a stock purchase agreement with First Legacy Management LLC, which acquired 4,000,000 shares of common stock, representing 80% ownership of the Company. First Legacy Management LLC paid $350,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 18th, 2017, Mr. Olaf Robak resigned from his official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Antonio Treminio as Director & CEO.

Mr. Treminio, 46, brings extensive financial management experience in both private and public companies, and has previously worked with known institutional firms including Dean Witter Reynolds, PaineWebber as well as boutique investment firms. He has successfully up-listed previous corporate clients to the Nasdaq, Amex and NYSE exchanges. Mr. Treminio studied Business Administration at Loyalist College in Belleville, Ontario, Canada.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholder’s Resolution Appointing New Director

10.2	Resignation of Olaf Robak

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Solutions, Inc.

Date: January 20th, 2017	By:	/s/ Antonio Treminio
Antonio Treminio, CEO

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